SIXTH AMENDMENT TO

FUND PARTICIPATION AGREEMENT

TIAA-CREF Life Insurance Company,

The Prudential Series Fund,

Prudential Investments LLC,

and

Prudential Investment Management Services LLC

THIS SIXTH AMENDMENT, dated as of February 26, 2025, is made part of the Participation Agreement (the “Agreement”), effective March 1, 2006, as amended by the First Amendment dated July 24,2007, further amended by the Second Amendment dated September 1,2008, further amended by the Third Amendment dated February 24, 2011, and further amended by the Fourth Amendment dated March 1, 2012, among TIAA-CREF LIFE INSURANCE COMPANY (the “Company”), a life insurance company, on its own behalf and on behalf of its separate accounts; THE PRUDENTIAL SERIES FUND, an open- end management investment company organized under the laws of Delaware (the “Fund”); PRUDENTIAL INVESTMENTS LLC (the “Adviser”), a New York limited liability company; and PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC (the “Distributor”), a Delaware limited liability company.

WHEREAS, pursuant to the Agreement, each of the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the mutual promises contained herein. and other good and valuable consideration, the receipt of which is hereby acknowledged, Company, Fund, Adviser and Distributor hereby agree as follows:

1.  All references to Prudential Investments LLC are hereby replaced with PGIM Investments LLC.

2.  Schedule B shall be deleted in its entirety and replace with the attached Schedule B.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Further, this Amendment may be signed in counterparts.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed by a duly authorized representative as of the date set forth above.

TIAA-CREF LIFE INSURANCE COMPANY

By:
Name: Scott Matheson
Title: Senior Director

THE PRUDENTIAL SERIES FUND
By:
Name: Timothy Cronin
Title: President

PGIM INVESTMENTS LLC
By:
Name: Timothy Cronin
Title: Senior Vice President

SCHEDULE B

DESIGNATED PORTFOLIOS

●	PSF PGIM Jennison Blend Portfolio

●	PSF PGIM Jennison Growth Portfolio

●	PSF International Equity Portfolio

●	PSF Mid-Cap Growth Portfolio

●	PSF Natural Resources Portfolio

●	PSF PGIM Jennison Value Portfolio